EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Regeneron Pharmaceuticals, Inc. Amended and Restated 1990 Long Term Incentive Plan, of our report dated February 5, 1999, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                      /s/ Ernst and Young LLP
                                      ------------------------
                                      Ernst and Young LLP


 Los Angeles, California
 June 10, 1999